UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2015

Actuate Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-24607	94-3193197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

951 Mariners Island Boulevard

San Mateo, California 94404

(Address of principal executive offices)

(650) 645-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

Credit Agreement

In connection with the completion of the Merger (as defined below), on January 15, 2015, Actuate Corporation, a Delaware corporation (the “Company” or “Actuate”) terminated its existing credit agreement dated as of June 30, 2013, as amended (the “Credit Agreement”), among the Company, as borrower, Actuate International Holding Company, as guarantor, and U.S. Bank National Association, as a lender, issuing bank and administrative agent and terminated all commitments thereunder. At the time of such termination, there were no outstanding revolving loans under the Credit Agreement. In connection with such termination, approximately $237,000 in letters of credit were outstanding under the Credit Agreement at the time of its termination and were cash collateralized, and all liens on assets of the Company and its subsidiaries guaranteeing such facility, together with such subsidiary guarantees, were released and terminated. The material terms of the Credit Agreement are described in the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on July 2, 2013. Such description is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously announced, on December 5, 2014, Open Text Corporation (“OpenText”) and Asteroid Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of OpenText (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the Company. Pursuant to the Merger Agreement, and on the terms and subject to the conditions thereof, among other things, Purchaser commenced a tender offer on December 16, 2014, to acquire all shares of common stock of the Company, including the associated preferred stock purchase right issued under the Company’s rights agreement (each, a “Share”), that were issued and outstanding, at a purchase price of $6.60 per share in cash, without interest thereon and subject to any required withholding taxes (the “Offer Price”), upon the terms and conditions set forth in the Offer to Purchase dated December 16, 2015 (as amended or supplemented, the “Offer to Purchase”), and in the related Letter of Transmittal (as amended or supplemented, the “Letter of Transmittal” and together with the Offer to Purchase, the “Offer”).

The Offer expired at 9:00 a.m., New York City time, on Friday, January 16, 2015. The Depositary for the Offer has indicated that a total of 39,385,288 Shares (excluding Shares tendered pursuant to guaranteed delivery procedures but not yet delivered and Shares that were owned as of the date of the commencement of the Offer by Actuate, OpenText or any direct or indirect wholly-owned subsidiary of Actuate or OpenText) were validly tendered in accordance with the terms of the Offer and not withdrawn on or prior to the expiration of the Offer. The validly tendered Shares represent approximately 86.6% of the Shares outstanding as of the expiration of the Offer. In addition, notices of guaranteed delivery have been delivered with respect to 945,157 Shares. The number of Shares tendered into the Offer satisfied the Minimum Tender Condition (as defined in the Merger Agreement) as of the expiration of the Offer. All conditions to the Offer have been satisfied. Purchaser has accepted for payment all Shares that were validly tendered and not withdrawn, in accordance with the terms of the Offer.

On January 16, 2015, following the expiration of the Offer and acceptance for payment of the Shares tendered pursuant to the Offer, OpenText completed its acquisition of Actuate pursuant to the terms of the Merger Agreement. Pursuant to the terms and conditions of the Merger Agreement, Purchaser merged with and into Actuate (the “Merger”), with Actuate surviving the Merger as a wholly-owned subsidiary of OpenText, pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law (the “DGCL”), without any stockholder approvals. As a result of the Merger, each Share outstanding immediately prior to the effective time of the Merger (the “Effective Time”) was automatically canceled and converted into the right to receive the Merger Consideration (as defined in the Merger Agreement), without interest thereon and subject to any required withholding taxes (which is the same amount per Share that will be paid in the Offer), other than Shares held (i) by OpenText or Purchaser or any wholly-owned subsidiary of OpenText or Actuate, which Shares were canceled and ceased to exist without payment being made with respect to such Shares, or (ii) by Actuate stockholders who are entitled to and who validly exercise appraisal rights under DGCL Section 262 with respect to such Shares.

Shares ceased trading on the Nasdaq Global Select Market (“Nasdaq”) prior to market open on January 16, 2015.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on December 5, 2014 and which is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the transactions described in Item 2.01 of this Current Report on Form 8-K, the Company no longer fulfills the numerical listing requirements of Nasdaq. Accordingly, on January 16, 2015, the Company notified Nasdaq of its intent to remove its Shares from listing on Nasdaq, and Nasdaq filed with the SEC a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on Form 25 to delist and deregister the Shares. Upon the filing of the Form 25, the Shares were delisted from Nasdaq. The Company also intends to file with the SEC a certification on Form 15 under the Exchange Act, requesting deregistration of the Shares and the suspension of the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act and to deregister its Shares under Section 12(g) of the Exchange Act.

The information set forth or incorporated by reference in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth or incorporated by reference in Items 2.01, 3.01 and 5.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant.

As a result of the completion of the Offer, a change in control of the Company occurred. Upon the consummation of the Merger, the Company became a wholly-owned subsidiary of OpenText. The total consideration paid in connection with the Offer and the Merger was approximately $334.4 million.

To the knowledge of the Company, except as set forth herein, there are no arrangements, including any pledge by any person of securities of the Company or OpenText, the operation of which may at any subsequent date result in a further change in control of the Company.

The information set forth or incorporated by reference in Items 2.01, 3.01, 3.03, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement and effective as of the Effective Time on January 16, 2015, Nicholas C. Nierenberg, Peter I. Cittadini, Kenneth E. Marshall, Raymond L. Ocampo, Jr., Arthur C. Patterson, Steven D. Whiteman and Timothy B. Yeaton resigned as members of the Company’s Board of Directors and Gordon A. Davies and John M. Doolittle, the directors of Purchaser immediately prior to the Effective Time, became the directors of the Company. At the time Messrs. Davies and Doolittle assumed the roles of directors, it had not yet been determined on which committees, if any, of the Board of Directors of the Company Messrs. Davies and Doolittle would serve.

In addition, effective as of the Effective Time on January 16, 2015, Peter I. Cittadini was removed from the positions of President and Chief Executive Officer and Thomas McKeever was removed from the positions of Senior Vice-President, Chief Compliance Officer, General Counsel, Corporate Development and Secretary, and John M. Doolittle, Gordon A. Davies and Lisa Zangari became the President and Treasurer, the Secretary and the Senior Vice President of Human Resources respectively of the Company.

Information about Messrs. Davies and Doolittle and Ms. Zangari is contained in the Offer to Purchase, filed as Exhibit (a)(1)(A) to the Tender Offer Statement on Schedule TO originally filed by OpenText and Purchaser with the SEC on December 16, 2014, which is included as Exhibit 20.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety, effective as of the Effective Time. Copies of the Company’s amended and restated certificates of incorporation and amended and restated bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On January 16, 2015, OpenText issued a press release (the “Press Release”) regarding the matters described in this Current Report on Form 8-K. A copy of the Press Release was furnished as Exhibit 99.1 to the Current Report on Form 8-K filed by OpenText on January 16, 2015. The Press Release is incorporated by reference into this Item 7.01, and the foregoing description of the Press Release is qualified in its entirety by the full text of the Press Release. The information in this Item 7.01 (and in the Press Release) is being furnished to, and shall not be deemed “filed” with, the SEC for purposes of the Section 18 of the Exchange Act. The website addresses of OpenText and Actuate are included in the Press Release as inactive textual references only. The information contained on these websites is not part of the Press Release and shall not be deemed furnished to the SEC.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 5, 2014, by and among Open Text Corporation, Asteroid Acquisition Corporation and Actuate Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Actuate Corporation on December 5, 2014)

3.1	Amended and Restated Certificate of Incorporation of Actuate Corporation

3.2	Amended and Restated Bylaws of Actuate Corporation

20.1	Offer to Purchase dated December 16, 2014 (incorporated by reference to Exhibit (a)(1)(A) to the Schedule TO filed by Open Text Corporation on December 16, 2014)

99.1	Press Release issued by Open Text Corporation on January 16, 2015 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Open Text Corporation on January 16, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACTUATE CORPORATION

January 16, 2015	By:	/s/ Gordon A. Davies
Gordon A. Davies Secretary

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 5, 2014, by and among Open Text Corporation, Asteroid Acquisition Corporation and Actuate Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Actuate Corporation on December 5, 2014)

3.1	Amended and Restated Certificate of Incorporation of Actuate Corporation

3.2	Amended and Restated Bylaws of Actuate Corporation

20.1	Offer to Purchase dated December 16, 2014 (incorporated by reference to Exhibit (a)(1)(A) to the Schedule TO filed by Open Text Corporation on December 16, 2014)

99.1	Press Release issued by Open Text Corporation on January 16, 2015 (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed by Open Text Corporation on January 16, 2015)